<u>AMENDED AND RESTATED PROMISSORY NOTE</u>
(Line of Credit)

Up to $1,024,526 Dated: March 17, 2005

THIS AMENDED AND RESTATED PROMISSORY NOTE REPLACES AND AMENDS AND RESTATES IN ITS ENTIRETY THAT CERTAIN PROMISSORY NOTE (LINE OF CREDIT) EXECUTED BY BORROWER AND DELIVERED TO LENDER IN THE ORIGINAL PRINCIPAL AMOUNT OF UP TO ONE MILLION TWENTY FOUR THOUSAND FIVE HUNDRED TWENTY SIX AND 00/100 DOLLARS ($1,024,526.00) DATED SEPTEMBER 15, 2004 (THE "PRIOR NOTE"). BY ACCEPTANCE OF THIS AMENDED AND RESTATED PROMISSORY NOTE, LENDER ACKNOWLEDGES AND AGREES THAT THE PRIOR NOTE SHALL CEASE TO EVIDENCE ANY OBLIGATION OF BORROWER TO LENDER.

FOR VALUE RECEIVED, PICOMETRIX, INC. ("Borrower") promises to pay to the order of THE MICHIGAN ECONOMIC DEVELOPMENT CORPORATION, a public body corporate ("Lender"), at 300 North Washington Square, Lansing, Michigan or at such other place as Lender may designate in writing, the principal sum of One Million Twenty-Four Thousand Five Hundred Twenty-Six Dollars ($1,024,526) or such lesser sum as shall have been advanced by Lender to Borrower under this Note and as contemplated by that certain Convertible Loan Agreement between Borrower and Lender, dated as of September 15, 2004, as amended by that certain First Amendment to Convertible Loan Agreement, dated as of December 2, 2004, and that certain Second Amendment to Convertible Loan Agreement, dated as of March 17, 2005 (as so amended, the "Loan Agreement"), plus interest as hereinafter provided, all in lawful money of the United States of America, in accordance with the terms hereof. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

All disbursements made under this promissory note ("Note") shall be charged to a loan account in Borrower's name on Lender's books, and Lender shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. From time to time, Lender shall furnish Borrower a statement of Borrower's loan account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Lender receives a written statement of exceptions from Borrower within ten calendar (10) days after such statement has been furnished.

The unpaid principal balance of this Note shall bear interest from the date advanced at a per annum rate of seven percent (7.0%). Interest shall be computed on the basis of the actual number of days elapsed.

Borrower shall have no obligation to make any payment of principal or accrued interest on this Note until September 15, 2008. As of such date, all accrued but unpaid interest on this Note shall be added to the then outstanding principal of this Note, with such sum referred to herein as the "Restated Principal." Interest at the rate provided above shall thereafter accrue on the Restated Principal. Commencing with the first business day of October, 2008 and continuing on the first business day of each of the following forty-seven (47) calendar months, Borrower shall pay Lender the Restated Principal and accrued interest on any unpaid portion thereof in equal installments until paid in full.

In the event that any payment under this Note is not received by Lender within ten (10) days of the date when due, a late charge of Five (5%) percent of the amount of such shall be due and payable. Borrower agrees that the late charge is a reasonable estimate of the administrative costs which Lender will incur in processing the delinquency. Lender's acceptance of a late payment and/or of the late payment charge will not waive any default under this Note.

This Note may be paid in full or in part at any time without payment of any prepayment fee or penalty. All payments received hereunder shall, at the option of Lender, first be applied against accrued and unpaid interest and the balance against principal. Borrower expressly assumes all risks of loss or

delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks.

Upon the occurrence of either a Trigger Event or an Event of Default, the entire principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable at the election of Lender without notice, demand or presentment. All costs and expenses of collection, including, without limitation, reasonable attorneys fees and expenses, shall be added to and become part of the total indebtedness evidenced by this Note.

Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Borrower's failure to pay the entire amount then due shall be and continue to be a default. Upon the occurrence of any Event of Default under the Loan Agreement, neither the failure of Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Lender to demand strict performance of any other obligation of Borrower, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Borrower or any other person who may be liable hereunder.

Notwithstanding anything herein to the contrary, in no event shall Borrower be required to pay a rate of interest in excess of the Maximum Rate. The term "Maximum Rate" shall mean the maximum non-usurious rate of interest that Lender is allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder, or under any other document or instrument executed and delivered in connection therewith and the indebtedness evidenced hereby.

In the event Lender ever receives, as interest, any amount in excess of the Maximum Rate, such amount as would be excessive interest shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall be returned to Borrower. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted by law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread the total amount of interest through the entire contemplated term of such indebtedness until payment is made in full of the principal (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Rate.

This Note shall be binding upon Borrower and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns. This Note has been executed in the State of Michigan, and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

BORROWER: PICOTRONIX, INC.

By: ______________________
Robin F. Risser
Its Chief Executive Officer

AALIB:432429.3\114238-00001

SECOND AMENDMENT TO CONVERTIBLE LOAN AGREEMENT

THIS SECOND AMENDMENT TO CONVERTIBLE LOAN AGREEMENT (this "Second Amendment") dated the 17th day of March, 2005, is by and between the MICHIGAN ECONOMIC DEVELOPMENT CORPORATION, a Michigan public body corporate (the "MEDC"), whose address is 300 North Washington Square, Lansing, Michigan 48913 Attn: Portfolio Manager; and PICOTRONIX, INC., a Michigan corporation doing business as Picometrix, Inc. (the "Company"), whose address and principal office is 2925 Boardwalk Drive, Ann Arbor, Michigan 48104. As used in this Agreement, each of the MEDC and the Company are individually referred to without distinction as a "Party" and collectively referred to as the "Parties."

RECITALS

The Parties entered into that certain Convertible Loan Agreement, dated as of September 15, 2004, as amended by that certain First Amendment to Convertible Loan Agreement, dated as of December 2, 2004 (as so amended, the "Agreement").

The Parties desire to further amend the Agreement to eliminate therefrom the various options of the MEDC to convert the loan made pursuant to the Agreement from debt into equity pursuant to Section 2.5 of the Agreement and the corresponding put option set forth in Section 2.6 of the Agreement.

NOW, THEREFORE, in consideration of the Agreement and other good and valuation consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Elimination of Conversion and Put Options. Sections 2.5 and 2.6 of the Agreement are hereby deleted in its entirety and respectively replaced with the following:

Section 2.5 [INTENTIONALLY OMITTED]

Section 2.6 [INTENTIONALLY OMITTED]

2. Deletion of Failure to Honor Put Option as an Event of Default. Section 8.1(i) of the Agreement is hereby deleted and replaced with the following: (i) [INTENTIONALLY OMITTED]".

3. No Other Modification. Except as modified by the foregoing Sections 1 and 2 and the First Amendment to Convertible Loan Agreement, the Agreement shall otherwise remain in full force and effect, provided, however, that Agreement shall be hereinafter referred to as "Loan Agreement" with the word "Convertible" deleted from its title.

4. Counterparts. This Second Amendment may be executed in one or more counterparts and by facsimile, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

The Parties have executed this Agreement as of the above written date.

[SIGNATURES ON FOLLOWING PAGE]

MICHIGAN ECONOMIC DEVELOPMENT CORPORATION

By ______________________
Name: Sanford B. Ring
Its C.O.O.

PICOTRONIX, INC.

By ______________________
Robin F. Risser
Its Chief Executive Officer

AALIB:432428.3\114238-00001